   EXHIBIT 99.1

Idaho Strategic Resources Provides Second Quarter Operating and Financial Results

COEUR D’ALENE, Idaho, August 15, 2022 (ACCESSWIRE) – Idaho Strategic Resources, Inc. (NYSE American: IDR) (“IDR”, “Idaho Strategic” or the “Company”) today announced its consolidated operating and financial results for the second quarter of 2022. Including an increase in revenue, the Company’s addition of the Lemhi Pass Project, increased exploration at the Company’s rare earth element projects, and the acquisition of a secondary headquarters located in Salmon, Idaho.

Idaho Strategic’s President and CEO, John Swallow commented, “The world has changed/is changing and we are cognizant that generational opportunities such as this are rarely seen in a person’s investing (or company-building) lifetime. While we are still in the beginning phases of our ‘growth and development post base-building’ plan, we are also patient with our approach and diligently work to keep ourselves in the position to control our own destiny, especially with how fast things are moving. IDR has gotten to this point without the outsized influence of institutions or other groups while investing and providing decent returns over time – and sometimes I think folks need a gentle reminder of this.

From a macro perspective (or as some in the company might say, ‘the world according to John’), I continue to believe that our business (and investment) is built for these times. The global uncertainty created by the ongoing Russia-Ukraine conflict and China’s continued execution of their belt-and-road initiative lends itself to support domestic miners. Especially those with exposure to technology metals and energy metals for which we are greatly reliant on foreign sources.

At both the corporate and operational level, we have identified our preferred path forward and have also (finally) begun working on the ‘post district consolidation’ potential to expand production within the Murray Gold Belt (near the Golden Chest Mine), which we believe will further demonstrate the economic value of a centrally located mill in the MGB. A short time ago we began a drill program on some of our land near the Golden Chest – the first ever drilling on this land package – and expect to have some preliminary results out soon. To be conducting the first drilling in the MGB that we know of in the last 120 years… this is something that has our entire company extremely excited. We are conducting this phase of exploration drilling in the MGB while simultaneously investing time and resources into advancing the Klondike underground, our critical mineral, rare earth elements and thorium projects and navigating the new world of political and corporate types looking toward the era of decarbonization, EVs, etc. Our drill program at Diamond Creek was delayed due to the Moose Fire in the Salmon area, however the drill remained nearby, and we expect to have the ‘all-clear’ to resume with that program shortly. To say that we are eager to get that drill turning is putting it mildly.

Idaho Strategic Resources, Inc.	•	201 N. 3rd Street	•	Coeur d’Alene, Idaho 83814

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Looking back on the past six months of operations, perhaps the most noticeable investment we have made has been in our people. Our co-workers are our best promoters, and they know ‘the rule’. We continue to recruit and retain some of the best miners, millers, drillers, and geologists in the area who are domain experts in their respective fields. Investing in human capital is something that doesn’t have a defined payback period, but it is something that we believe lays the foundation of a multigenerational business which can lead to multigenerational returns within our community.”

Operational Highlights include the following:

Rare Earth Elements/Thorium

•	In May the Company announced Idaho Strategic Resources Adds the Lemhi Pass Project – The Largest Known Concentration of Thorium Resources in the United States. The Lemhi Pass District is “listed as the largest concentration of Thorium resources in the United States”, per the U.S. Geological Survey (USGS) and the Idaho Geological Survey (IGS). The addition of this land package not only compliments IDR’s nationally ranked ‘Technology Metals’ Rare Earth Elements (REE) holdings; by adding this Thorium land package to its portfolio, the Company’s entrance into the ‘Energy Metals’ sector has been realized and a major U.S. Thorium/REE area is secured.

•	Also in May, the Company announced Idaho Strategic Resources Announces Addition of the Lemhi Pass Rare Earth Element Project in Central Idaho. This land package consists of 25 unpatented claims, covering an area of approximately 425 acres in the northeastern part of the Lemhi Pass District. The northeastern portion of Lemhi Pass contains the greatest concentration of veins where the large Lemhi Pass, Bull Moose, and Dan Patch faults either intersect or approach one another.

•	In June the Company received final approval for its Diamond Creek drill program and announced the purchase of a company office building in Salmon, Idaho.

Golden Chest/Murray Gold Belt

•	At the Golden Chest, ore mined from underground stopes totaled approximately 8,540 tonnes from the 815, 830, and 833 stopes. Development waste tonnage totaled 1,070 tonnes as the Main Access Ramp (MAR) was extended at depth. Additionally, 4,021 cubic meters of backfill was placed during the quarter which was a 40% increase over the first quarter as the mining crews increased the efficiency of the backfill cycle.

•	Open pit mining was completed in the Klondike pit and another small pit was started on a high-grade hangingwall vein exposure called the Jumbo vein. Average daily mining production on the surface was 816 tonnes per day with about 3,100 tonnes of ore mined during the quarter.

•	For the quarter ended June 30, 2022, a total of 11,624 dry metric tonnes (dmt) were processed at the Company’s New Jersey mill with a flotation feed head grade of 4.58 grams per tone (gpt) with gold recovery of 90.1%

Idaho Strategic Resources, Inc.	•	201 N. 3rd Street	•	Coeur d’Alene, Idaho 83814

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•	The Company drilled 1,700 meters during the quarter in nine holes spread out amongst the Skookum, Golden Chest, and Paymaster Shoots at the Golden Chest mine. Assay results are pending. At the end of the quarter the Company drill rig was moved to the Argus exploration property to drill the first holes ever drilled on the Company’s Murray Gold Belt properties.

•	In early June, the Company began an exploration crosscut on the 941 Level in the northern end of the Golden Chest mine in an area known as the Klondike. The target of the crosscut the target is one of the vein intercepts in GC 21-207 (11.8 g/t gold over 1.9 meters) previously reported (Idaho Strategic Resources Continues to Drill Gold-Quartz Veins at Klondike and Paymaster December 13, 2021). The crosscut hit the vein in early August and drifting on the vein will commence to determine the grade and continuity of the new vein.

Corporate Highlights include the following:

Our financial performance during the quarter is summarized below:

•	Revenue was $2,358,492 and $4,402,909, respectively for the three and six-month periods ended June 30, 2022, compared to $2,180,232 and $3,766,859 for the comparable periods of 2021. The increase was mostly the result of increased production.

•	The Company had a gross profit of $7,457 and $313,599 in the three- and six-month periods ending June 30, 2022, compared to a gross profit of $362,249 and $290,845 for the comparative periods in 2021. Gross profit decreased in the second quarter of 2022 because of lower gold prices, increased costs of consumables, and a gold inventory adjustment.

•	Cash costs per ounce and AISC increased for the three-month period but decreased for the six-month periods ended June 30, 2022.The Company increased underground production of higher-grade ore and experienced lower gold prices in the second quarter of 2022 compared to 2021. The AISC per ounce six month decrease in cost was also a result of utilizing the Company’s in house core drilling only in 2022. In 2021 the Company used both in-house drilling and a contract driller for drilling in the Paymaster/Joe Dandy.

•	An operating loss of $846,721 and $1,272,887 for the three and six-month periods ended June 30, 2022, compared to an operating loss of $80,689 and $1,707,346 in the comparable periods of 2021. Some of the changes were a result of increased exploration, costs associated with the Company’s NYSE original listing application, a portion of the annual listing fee and legal expenses, fees associated with the Company’s S-3 Registration Statement filed with the SEC, contract core drilling in the Paymaster/Joe Dandy, and expense for stock options granted in the first quarter of 2021.

•	Net loss of $852,249 and $1,352,318 for the three and six-periods ended June 30, 2022, compared to net loss of $140,768 and $1,803,172 in the comparable periods ended June 30, 2021. The reasons for these changes are the same as those for the operating loss described above.

•	Exploration costs increased for the three-month period and decreased for the six-month period ending June 30, 2022, compared to 2021 because of increased drilling by the in-house drill, an increase in exploration on the Rare Earth properties in the second quarter of 2022, and the use of contract core drilling for the Paymaster/Joe Dandy in the first quarter of 2021.

Idaho Strategic Resources, Inc.	•	201 N. 3rd Street	•	Coeur d’Alene, Idaho 83814

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•	Reasons for changes in management, professional services, and general and administrative expenses between the comparable periods in 2022 and 2021 include costs associated with the Company’s NYSE original listing application fee and SEC filings as mentioned above in the second quarter of 2022 and options being granted to management, directors, and employees for a total cost of $604,571 in the first quarter of 2021.

•	The consolidated net loss for the six-months ended June 30, 2022, and 2021 included non-cash charges as follows: depreciation and amortization of $472,115 ($378,173 in 2021), loss on disposal of equipment of $3,901 (none in 2021), accretion of asset retirement obligation of $5,069 ($5,035 in 2021), stock-based compensation of none in 2022 ($614,431 in 2021), the issuance of common stock for services $32,326 ($6,500 in 2021), gain on forgiveness of SBA loan of $10,000 (none in 2021), and equity income on investment in Buckskin $671 in 2022 (None in 2021).

Quality assurance/quality control

All of the samples were analyzed by American Analytical of Osburn, Idaho, an ISO certified laboratory. Samples were analyzed using lead collection fire assay with a gravimetric finish. A series of known assay standards are submitted with each drill hole as part of a quality assurance-quality compliance program.

Qualified person

IDR’s Vice President, Grant A. Brackebusch, P.E. is a qualified person as such term is defined in National Instrument 43-101 and has reviewed and approved the technical information and data included in this press release.

About Idaho Strategic Resources, Inc.

Domiciled in Idaho and headquartered in the Panhandle of northern Idaho, Idaho Strategic Resources (IDR) is one of the few resource-based companies (public or private) possessing the combination of officially recognized U.S. domestic rare earth element properties (in Idaho), the largest known concentration of thorium resources in the U.S., and Idaho-based gold production located in an established mining community.

Idaho Strategic Resources produces gold at the Golden Chest Mine located in the Murray Gold Belt (MGB) area of the world-class Coeur d’Alene Mining District, north of the prolific Silver Valley. With over 7,000 acres of patented and unpatented land, the Company has the largest private land position in the area following its consolidation of the Murray Gold Belt for the first time in over 100-years.

In addition to gold and gold production, the Company maintains an important strategic presence in the U.S. Critical Minerals sector, specifically focused on the more “at-risk” Rare Earth Elements (REE’s) and Thorium. The Company’s Diamond Creek and Roberts REE properties are included the U.S. national REE inventory as listed in USGS, IGS and DOE publications. IDR’s Lemhi Pass Thorium-REE Project is recognized by the USGS and IGS as containing the largest concentration of thorium resources in the country. All three projects are located in central Idaho and participating in the USGS Earth MRI program.

Idaho Strategic Resources, Inc.	•	201 N. 3rd Street	•	Coeur d’Alene, Idaho 83814

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With an impressive mix of experience and dedication, the folks at IDR maintain a long-standing “We Live Here” approach to corporate culture, land management, and historic preservation. Furthermore, it is our belief that successful operations begin with the heightened responsibility that only local oversight and a community mindset can provide. Its “everyone goes home at night” policy would not be possible without the multi-generational base of local exploration, drilling, mining, milling, and business professionals that reside in and near the communities of the Silver Valley and North Idaho

For more information on Idaho Strategic Resources click here for our corporate presentation, go to www.idahostrategic.com or call:

Travis Swallow, Investor Relations & Corporate Development

Email: tswallow@idahostrategic.com

(208) 625-9001

Forward Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that are intended to be covered by the safe harbor created by such sections. Not always, but often, forward-looking information can be identified by forward-looking words such as “assume”, “believe”, “expect”, “goal”, “estimate”, “intend”, “will’, “plans”, “may”, “anticipate” and “potential” or similar words suggesting future outcomes, or other expectations, beliefs, plans, objectives, assumptions, intentions, or statements about future events or performance. Forward-looking information is not limited to, but includes Idaho Strategic Resources expectations, intentions, plans, assumptions and beliefs with respect to, among other things, estimated and targeted production rates and results, the expected prices of gold, as well as the related costs, expenses and capital expenditures, the potential advancement of rare earth element or thorium resources, costs and capital expenditures and the metal price assumptions. Forward-looking information is based on the opinions and estimates of Idaho Strategic Resources as of the date such information is provided and is subject to known and unknown risks, uncertainties, and other factors that may cause the actual results, level of activity, performance, or achievements of IDR to be materially different from those expressed or implied by such forward-looking information. With respect to Idaho Strategic Resources, the business, these risks and uncertainties include risks relating to widespread epidemics or pandemic outbreak including the COVID-19 pandemic; the impact of COVID-19 on our workforce, suppliers and other essential resources and what effect those impacts, if they occur, would have on our business, including our ability to access goods and supplies, the ability to transport our products and impacts on employee productivity, the risks in connection with the operations, cash flow and results of the Company relating to the unknown duration and impact of the pandemic; interpretations or reinterpretations of geologic information; unfavorable exploration results; inability to obtain permits required for future exploration, development or production; general economic conditions and conditions affecting the industries in which the Company operates; the ability to obtain necessary future financing on acceptable terms; the uncertainty of regulatory requirements and approvals; fluctuating mineral and commodity prices; the ability to operate the Company’s projects; and risks associated with the mining industry such as economic factors (including future commodity prices, and energy prices), ground conditions, failure of plant, equipment, processes and transportation services to operate as anticipated, environmental risks, government regulation, actual results of current exploration and production activities, possible variations in ore grade or recovery rates, permitting timelines, capital and construction expenditures, reclamation activities. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as intended, anticipated, or estimated. Readers are cautioned not to place undue reliance on such information. Additional information regarding the factors that may cause actual results to differ materially from this forward‐looking information is available in Idaho Strategic Resources filings with the SEC on EDGAR. IDR does not undertake any obligation to update publicly or otherwise revise any forward-looking information whether as a result of new information, future events or other such factors which affect this information, except as required by law.

Idaho Strategic Resources, Inc.	•	201 N. 3rd Street	•	Coeur d’Alene, Idaho 83814

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